Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86457, 333-93516, 333-60651 and 333-109406) and Form S-8 (No. 333-19197, 333-60079 and 333-60619) of Winston Hotels, Inc. of our report dated March 11, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, NC
March 11, 2005

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